Exhibit 10.34

[410 Elliott/Fourth Amendment]

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made as of February 23, 2016, by and between ARE-SEATTLE NO. 10, LLC, a Delaware limited liability company ("Landlord"), and PHASERX INC., a Delaware corporation ("Tenant").

RECITALS

A.           Landlord and Tenant entered into that certain Lease Agreement dated as of February 9, 2010, as amended by that certain First Amendment to Lease Agreement (“First Amendment”) dated October 1, 2014, that certain Second Amendment to Lease Agreement (“Second Amendment”) dated May 21, 2015, and that certain Third Amendment to Lease Agreement (“Third Amendment”) dated September 8, 2015 (as amended, the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 2,896 rentable square feet ("Premises") in a building located at 410 Elliott, Seattle, Washington. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.           The Base Term of the Lease expires on August 31, 2016.

C.           Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the Base Term of the Lease for a period of 3 months to expire on November 30, 2016, and (ii) extend the date by which Tenant must give Landlord written notice of its election to exercise is Extension Right.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. The Base Term of the Lease is hereby extended to expire on November 30, 2016.

2.	Rent. Tenant shall pay Base Rent through the expiration of the Base Term of the Lease (as extended pursuant to Section 1 above), at the rates in effect on August 31, 2016. Tenant shall continue to pay Tenant’s Share of Operating Expenses and all other charges as set forth in the Lease.

3.	Extension Right. The first sentence of the first paragraph of Section 39(a) of the Lease (as amended by Section 3 of the First Amendment, Second Amendment and Third Amendment) is hereby deleted in its entirety and replaced with the following:

“So long as Tenant exercises its Extension Right (as defined in the Other Lease) pursuant to the Other Lease, Tenant shall have 1 right (an "Extension Right") to extend the term of this Lease for 5 years (an "Extension Term") on the same terms and conditions as this Lease (other than with respect to Base Rent) by giving Landlord written notice of its election to exercise the Extension Right on or before May 31, 2016.”

4.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

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[410 Elliott/Fourth Amendment]

5.	Miscellaneous.

a.           This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.           This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.           Tenant acknowledges that it has read the provisions of this Fourth Amendment, understands them, and is bound by them. Time is of the essence in this Fourth Amendment.

d.           This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

e.           Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

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[410 Elliott/Fourth Amendment]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT:

PHASERX INC.,
a Delaware corporation

By:	/s/ Robert Overell
Its:	President and CEO

LANDLORD:

ARE-SEATTLE NO. 10, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jackie Clem
		Its:	Jackie Clem, Senior Vice President
RE Legal Affairs

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